AMENDMENT

                               to

                       COINSURANCE AGREEMENT

                             Between

              UNIVERSAL GUARANTY LIFE INSURANCE COMPANY hereinafter referred to as "the Company"

                               and

              FIRST INTERNATIONAL LIFE INSURANCE COMPANY hereinafter referred to as "the Reinsurer"



       WHEREAS, the Company and the Reinsurer have made and entered into a Coinsurance Agreement dated as of September 30, 1996 (the "Agreement"); and

       WHEREAS, the Company and the Reinsurer wish to amend certain provisions of the Agreement;

       NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants provided herein, the Company and the Reinsurer hereby agree to amend the Agreement as follows:


     SECTION 1.-DEFINITIONS

       All terms used in this Amendment shall be subject to the definitions provided in the Agreement.

       The definition of Reinsured Policies in Article I shall be replaced with the following:

            ""REINSURED POLICIES" means all paid-up
     life insurance and, if attached thereto, annuity policies, contracts, binders or certificates of insurance, and all riders, endorsements and amendments thereto, whether written or oral, issued or assumed by the Company, that are in force on the Effective Date, except those offered in settlement to so called "HIV" policyholders and paid-up business associated with the Company's Jr./Sr. Plan Single Premium Interest
     Sensitive Whole Life policies, including, without limitation, Policy Loans, all such Reinsured Policies being set forth in Schedule G, attached hereto."

            The definition of Closing Date in
     Article I shall be replaced with the following:

            ""CLOSING DATE" shall be December 6,
     1996, unless all of the conditions in Article XV hereunder have not been satisfied prior to such date, in which event it shall be that date ten (10) Business
     Days following receipt of notice from the Company to the Reinsurer that all of the conditions in Article XV hereunder have been satisfied."


     SECTION 2.-TABLE OF CONTENTS

            Add to the Table of Contents "SCHEDULE G -
     LIST OF REINSURED POLICIES" at page G-1.



     SECTION 3.-SCHEDULE G

            Add to the Agreement a new "SCHEDULE G" as attached hereto.



     SECTION 4.-INITIAL REINSURANCE CONSIDERATION

          Section 4.01 of the Agreement is to be replaced with the following:

               "4.01. INITIAL REINSURANCE CONSIDERATION. On the Closing Date, as consideration for the assumption by the Reinsurer of the Reserves and Liabilities under the Reinsured Policies, the Company shall transfer to the Reinsurer cash in an amount equal to one hundred percent (100%) of the Reserves and Liabilities, which excludes all claim liabilities, as of the Effective Date (the "Initial Reinsurance Premium"), less the Expense Allowance described in Article V below (such net amount being the "Initial Reinsurance Consideration" as described in Schedule C attached hereto). Such Initial Reinsurance Premium (shown on Schedule C) shall be subject to further and final adjustment as follows: (1) within ninety (90) days after the Closing Date, the Reinsurer shall send a notice to the Company advising the Company of the final valuation of the Initial Reinsurance Premium, and (2) the Company shall then have five (5) Business Days from receipt of the aforementioned notice to make an adjustment to the cash amount it transferred to the Reinsurer on the Closing Date, in order to reflect the final valuation of the Initial Reinsurance Consideration pursuant to this Section 4.01."

     SECTION 5.-DEATH BENEFITS AND OTHER PAYMENTS

               Section 6.01 of the Agreement is to be
     replaced with the following:

               "6.01. DEATH, ANNUITY BENEFITS AND PAYMENTS
     UNDER SETTLEMENT OPTIONS. The Reinsurer shall assume liability for, subject to Section 2.03, all death benefits, all annuity benefits, all periodic or lump sum payments on settlement options or withdrawals from Dividends on deposit, and all surrender and endorsement payments to Policyholders with respect to Reinsured Policies (such death benefits, annuity benefits and other payments are referred to collectively as "Benefits"), and shall indemnify the Company with respect to any such Benefits paid by the Company incurred after the Effective Date."


     SECTION 6.-ARTICLE VII

               Article VII of the Agreement is to be
     replaced with the following:

                     "NON-GUARANTEED ELEMENTS

               7.01. PARTICIPATION. The Reinsurer shall
     participate in the excess interest credited, dividends
     and coupon ("Dividends") scales in effect on the
     Effective Date of this Agreement.   Should the Company
     desire to change said scales, it shall do so only upon
     the consent of the Reinsurer, which shall not be
     unreasonably withheld.  The Reinsurer shall only
     reimburse those Dividends that are incurred after the
     Effective Date.   The Reinsurer may also make
     recommendations about a change in the Dividend scales.

               Article 7.02. OPTIONS. The Reinsurer shall participate in all Dividend options provided under the Reinsured Policies."


     SECTION 7.-SCHEDULE A

            Substitute the term "Reinsured Policies" for the term "Policies" in paragraphs E.1., E.2. and F.1. of Schedule A.

     SECTION 8.-SCHEDULE B

            Substitute the Schedule B attached hereto as Schedule B to the Agreement.


     SECTION 9.-COUNTERPARTS

            This Amendment to the Agreement may be executed in several counterparts and each shall have the same force and effect as an original.


     SECTION 10.-REPLACEMENTS
            Add a new Section 9.07 as follows:

            "9.07. REPLACEMENTS. The replacement of any Reinsured Contract, pursuant to any program of replacement initiated by the Company or any Person acting on behalf or in the place of the Company, including any receiver, liquidator or rehabilitator, shall be considered as a recaptured contract and not a surrender unless the reinsurance provided by the Reinsurer hereunder is continued for the new contract. Any contracts so surrendered and deemed recaptured shall be treated in accordance with the recapture terms in Schedule E."


     SECTION 11.-EFFECT

            Except as amended herein, the Agreement, together with all Schedules and Exhibits, remains in full force and effect.



            IN WITNESS WHEREOF, UNIVERSAL GUARANTY LIFE
     INSURANCE COMPANY and FIRST INTERNATIONAL LIFE INSURANCE
     COMPANY have by their respective officers made and entered into this Amendment as of the 30th day of September, 1996.

     UNIVERSAL GUARANTY LIFE           FIRST INTERNATIONAL LIFE
     INSURANCE COMPANY                 INSURANCE COMPANY


     James E. Melville                 Jeremy Starr
     By                                By

     President                         Vice President, Reinsurance
     Title                             Title

                               SCHEDULE B
                           EXPENSE ALLOWANCE


     Expense Allowance = Base Allowance - Closing Interest

     Base Allowance = P x Reserves and Liabilities +
                      Interest Adjustment Factor

     Interest Adjustment Factor = $1,600,000 x (A - B)

     Closing Interest = (Reserves and Liabilities - Policy Loans
                         on the Effective Date - Base Allowance)
                         x D x B/365

           Where:
               P = 23.7% for Paid-up permanent policies
                   43.4% for Paid-up term policies
                   23.0% for Dividends on deposit, endowments
                         on deposit and reserves on Paid-up
                         additions bought by Dividends
                    0.0% for provisions for policyholder
                         Dividends payable in the following year
                  100.0% for immediate payment of claim
                         reserves
                    3.0% for Annuities

           A = 30 Year Treasury Rate in effect three (3)
               Business Days prior to the Closing Date

           B = 30 Year Treasury Rate on September 6, 1996
               (which is 7.12%)

           D = Calendar Days between Closing Date and
               Effective Date

                                    Records with:
                             First Character   In-Force
                              "class base"       Code

       Paid-up Term

            ETI                   A,N,T            D

            Other Term            4,5,8          B or C

       Paid-up Permanent          1,2,3          B or C

       Dividend Options           amounts in any record

       Annuities                  D,F,S    amounts in any record

                              SCHEDULE G
                      LIST OF REINSURED POLICIES




     [A completed Schedule G will be prepared by the Reinsurer and provided under separate cover]